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                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of our report dated November 8, 1995, relating to the financial statements and financial highlights of Prime Income Trust, which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus.




                                       /s/ Price Waterhouse LLP
                                       ------------------------




PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 27, 1995